Exhibit 99.1

Contact:

Investors & Financial Media:

Mitch Gellman

(949) 260-8328

ir@simpletech.com

SIMPLETECH EXPECTS TO EXCEED FINANCIAL GUIDANCE FOR THE SECOND

QUARTER OF 2006 ON STRENGTH OF HIGHEST REVENUES, EARNINGS, AND

GROSS PROFIT MARGIN ACHIEVED IN MORE THAN FOUR YEARS

SimpleTech Management to Host Conference Call on August 9 Following Release of

Second Quarter 2006 Results

SANTA ANA, CALIF., July 19, 2006 — SimpleTech, Inc. (Nasdaq: STEC), today announced preliminary financial results for its quarter ended June 30, 2006. Based on a preliminary review of second quarter results, and due to stronger than anticipated demand in the company’s key markets, SimpleTech expects its revenue, gross profit margin and diluted earnings per share to significantly exceed the company’s previous guidance.

The Company currently expects revenues for the second quarter to range from $78 million to $79 million, gross profit margin to range from 24% to 25%, and earnings per diluted share to range from $0.09 to $0.10. The Company had previously announced on May 15, 2006 that it expected second quarter revenue to range from $67 million to $70 million, gross profit margin to exceed 21% and earnings per diluted share of approximately $0.05.

During the second quarter, the Company experienced stronger than expected demand in every major product category; in particular, sales of its customized Flash memory to OEMs. This strengthened demand continues to be driven in part by introductions of new products and penetration into new customers in a variety of industries.

Commenting on the preliminary results, SimpleTech Chairman and CEO, Manouch Moshayedi said, “I am encouraged by the progress we continue to make with sales, gross profit margin and earnings growth. One of our strategic initiatives over the last two years has been to invest significantly in research and development, and sales and marketing infrastructure for customized OEM Flash solutions. We believe this initiative has contributed to our revenue growth, gross profit margin expansion and profitability, and we look forward to continued progress in the future.”

The Company will formally report second quarter results on Wednesday, August 9, 2006. Company management will host a conference call with analysts, investors and other interested parties on the same day at 1:30 p.m. Pacific Time to discuss financial and operating results and related business matters. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International). The webcast of the conference call can be accessed by clicking on

“Investors” at the bottom of the home page at www.simpletech.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, develops, manufactures and markets custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions. Headquartered in Santa Ana, California, the company specializes in developing high-density DRAM memory modules and high-speed, high-capacity solid-state Flash drives and memory cards used in sensitive and highly-volatile environments. The company offers a comprehensive product line, including Flash and DRAM-based memory solutions and external hard drive storage solutions used by consumers and original equipment manufacturers. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our preliminary revenue, gross profit margin and diluted earnings per share results for the second quarter of 2006; stronger than expected demand being driven by new products introductions and penetration into new customers in a variety of industries; encouragement by the progress we continue to make with sales, gross profit margin and earnings growth; belief that strategic initiative contributed to revenue growth, gross profit margin expansion; and profitability, and continued progress in the future. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; delays in the qualification process of our products with customers; slower than expected expansion of our international business; the impact of the implementation of new accounting rules related to the expensing of stock options; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; effects of seasonality; interruptions or delays at the semiconductor manufacturing facilities that supply products to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our backlog may not result in future revenue; our inability to maintain and increase market share; difficulty competing in sectors characterized by aggressive pricing and low margins; higher than anticipated product returns, inventory write-downs, price protection and rebate charges; new customer and supplier relationships may not be implemented successfully; impact of our previously announced stock repurchase program; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events